Exhibit 10.21

FOURTH AMENDMENT TO LEASE

200 Minuteman

This Fourth Amendment to Lease (this “Amendment”) is entered into as of February 1, 2007 by and between 200 Minuteman LLC (“Landlord”) and TransMedics, Inc. (“Tenant”).

Background

A.

Landlord and Tenant entered into that certain Lease dated as of June 25, 2004 (as amended, the “Lease”) for space in the property located at 200 Minuteman Drive, Andover, Massachusetts, as more particularly described the rein. Capitalized terms used and not defined herein shall have the meaning given to them in the Lease.

B.

The parties have agreed to amend the Lease to confirm that as of this date the agreed rentable area of the Premises will increase by 75 square feet as described below, and to confirm certain other related matters.

Agreement

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and the Lease is amended as follows:

1.        As of this date, the agreed rentable area of the original Premises on the 3rd Floor is increased by 75 s.f. to 35,985 s.f. (and thus the agreed rentable area of the entire Premises is increased to 43,885 s.f.), and Tenant’s Percentage is increased to 21.23%.

2.        The terms of the Lease, as amended hereby, are hereby ratified. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall, taken together, be deemed to be one instrument. This Amendment may be exchanged by and between the parties via facsimile or electronic mail.

B-1

EXECUTED under seal as of the first date written above.

200 Minuteman LLC

By:  Minuteman Master LLC, Sole Member

By:    150 Minuteman Limited

Partnership, Managing Member

By:   Niuna-150 Minuteman,

Inc., General Partner

By: /s/ Martin Spagat

Name: Martin Spagat

Title: Vice President

Authorized Signature

TransMedics, Inc. By: /s/ Waleed Hassanein Name: Waleed Hassanein Title: President & CEO Authorized Signature: